UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2007

Power3 Medical Products, Inc.
(Exact name of registrant as specified in its charter)

New York	0-24921	65-0565144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Research Forest Drive, Suite B2-3
The Woodlands, Texas  77381
(Address of principal executive offices and zip code)

(281) 466-1600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities

On March 15, 2007, Power3 Medical Products, Inc. (the “Company”) entered into a Settlement Agreement and Release (the “Settlement Agreement and Release”) with Crescent International Ltd. (“Crescent”).

The Settlement Agreement is being entered into in connection with a $200,000 principal amount convertible debenture, common stock purchase warrant and investment rights agreement issued to Crescent in October 2004. Pursuant to the Settlement Agreement, Power3 has agreed to issue to Crescent 3,000,000 shares of common stock in full satisfaction of the convertible debenture, warrant, investment right, and all obligations arising thereto. Power3 has also agreed to deposit an additional 1,000,000 shares of common stock in escrow.

Item 9.01 Financial Statements and Exhibits

( c ) Exhibits

Exhibit Number	Description

Exhibit 10.1*	Settlement Agreement and Release between Power3 Medical Products, Inc. and Crescent International, Ltd

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power3 Medical Products, Inc.

By: /s/ Steven B. Rash
       Steven B. Rash
       Chairman and CEO

Date: March 21, 2007